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                                                                    Exhibit 99.1
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                                  Exhibit 99.1

                            PHOTOELECTRON CORPORATION

                                  5 Forbes Road
                              Lexington, MA 02421

               LETTER TO COMMISSION PURSUANT TO TEMPORARY NOTE 3T

                                 March 28, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549-0408

Ladies and Gentlemen:

Pursuant to Temporary Note 3T to Article 3 of Regulation S-X, Photoelectron Corporation has obtained a letter of representation from Arthur Andersen LLP ("Andersen") stating that the December 29, 2001 audit was subject to their quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Andersen personnel working on the audit and availability of national office consultation. Availability of personnel at foreign affiliates of Andersen is not relevant to this audit.

                                                Very truly yours,

                                                Photoelectron Corporation

/s/ Timothy W. Baker.

Timothy W. Baker
Executive Vice President, Chief Financial Officer and Chief Operating Officer